POWER OF ATTORNEY

 I, Robert F. Beard, hereby authorize and designate:
* Robert H. Knauss, Vice President and General Counsel of UGI Corporation
* Steven A. Samuel, Vice President - Law and General Counsel of AmeriGas Propane, Inc.
* Margaret M. Calabrese, Associate General Counsel and Secretary of UGI Corporation
* Matthew A. Woodward, Assistant Secretary of AmeriGas Propane, Inc.
* Jessica A. Milner, Assistant Secretary of UGI Corporation
* Courtney L. Sia, Paralegal and Assistant to the Corporate Secretary

each of whom may act individually to execute, acknowledge and file in my name and as my attorney-in-fact a Form 3 Initial Statement of Beneficial Ownership of Securities, Forms 4  Statements of Changes in Beneficial Ownership and  Forms 5  Annual Statements of Changes in Beneficial Ownership or any successor reporting forms with the United States Securities and Exchange Commission ("the SEC") for the purpose of complying with Section 16 of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations thereunder with respect to my position with UGI Corporation and its affiliates.  The duration of this authorization shall be coextensive with my reporting obligations as a present or former executive officer of UGI Corporation and its affiliates under Section 16 of the Act.

______________     _________________________
Date       Signed

P:/Private/34ActAPU/Section 16/Blank POA